Exhibit 10.10

                             Summary Term Sheet for
                  Revenue Backed Convertible Note (the "Note")
                       Investment by ___________("Lender")
             and Schimatic Cash Transactions Network, Inc.("SCTN")

Transaction Form. In order to meet accounting and financial objectives of SCTN, the transaction will be structured as a loan, with option to convert into common stock of SCTN, or in certain specific events described below, into other securities. Interest will be paid in common stock of SCTN. This Note is one of a series of Notes aggregating in principal amount up to $1,000,000.

Principal Amount. Lender agrees to lend to SCTN ___________ pursuant to the terms set forth in this Term Sheet.

Interest Compensation to Lender. As compensation for the loan, Lender will earn interest payable at 20% per month paid in SCTN common stock (subject to Rule 144 restrictions). The number of shares to be issued as interest each month will equal 20% of the principal amount remaining unpaid at the end of the previous month, divided by a price equal to the lesser of (i) the then market price per share or (ii) $.20. As interest is earned, the equivalent shares are released from collateral shares as described below. In the event insufficient shares remain as collateral, SCTN will forthwith issue additional shares for interest.

Repayment or Conversion. When SCTN obtains funds from refinancing and provides notice of redemption, Lender may elect to be repaid principal in cash upon notice of redemption by SCTN or may convert principal into common stock at a price of $.20 per share. In the event no notice of redemption is made by SCTN, Lender may elect to have principal remain as a loan or convert it into common stock at the conversion price.

Collateral for Loan. At closing, SCTN will instruct the Transfer Agent for its common stock to issue __________ shares of its common stock (subject to Rule
144) to Lender (the "Collateral Shares"). These shares will be held by Lender as collateral for repayment of principal or interest (paid in shares). As Interest Shares are due and payable to Lender or Lender elects by written notice to convert principal into common shares, the equivalent number of Interest Shares or Conversion Shares held as Collateral Shares will be released to Lender. At any time when collateral shares are insufficient to cover principal at the purchase price, after taking into account the next subsequent month's interest requirement, SCTN will promptly issue additional shares to make up the difference.

Minimum Shares Issued. SCTN will commit not to redeem the principal amount prior to the time when the principal amount of the original loan divided by the total number of shares earned as interest plus shares issued as conversion shares will equal or be less than $.10 per share.

Lender Will Convert into Common Stock or Other Securities. Lender will agree to convert the Note principal into common stock of SCTN or into New Securities at such time as the principal amount of the original loan, divided by the total number of shares earned as interest plus shares issued as conversion shares, will equal or be less than $.10 per share; provided however, that Lender will not be obligated to such conversion unless SCTN shall have entered into funding agreements for New Capital in amounts aggregating in excess of $2,500,000.

Special Event Conversion Option. Lender has been advised by SCTN that in order to obtain adequate funding to pursue its business plan (`New Capital"), it may be necessary to (i) issue securities which may provide better flexibility, greater security or better pricing than for the investment made by Lender with this agreement ("New Securities") or (ii) reorganize SCTN's business into a different corporate entity or company which may have a different capital structure ("Newco"). In the event of such issuance of New Securities or creation of Newco (a "Special Event"), SCTN will provide the Lender the option of converting his investment into New Securities or into securities of Newco on a basis equivalent to the best pricing or terms offered to any new investor as a part of such funding arrangement.

Security Interest for Note Holders as Sole Remedy. Lender will have a first security interest on a proportionate basis with other Note holders in any cash flow derived from revenues from operation by either SCTN or Newco. The Company will forthwith deliver such instruments of security interest as Lender may require in order to demonstrate such security interest

Except for conversion in common stock of SCTN or otherwise after Special Event lender's sole remedy will be to execute on collateral represented by the security interest in revenues.

Default Application of Collateral. In the event SCTN shall in any material respect not perform its obligations under this agreement, the Collateral Shares as determined by (a) above which are held or issuable to Lender may be converted into shares owned by Lender, and Lender will then be free to sell or otherwise obtain value from such shares to offset the principal amount outstanding under this agreement. No other default provisions will apply.




Agreed as____________:


Borrower:                                        Lender:
Schimatic Cash Transactions Network, Inc.
                                                 Tax payer ID. Number: _________


____________________________                     ______________________________
Its


                                      -2-